UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2015

GENTIVA HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-15669	36-4335801
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3350 Riverwood Parkway, Suite 1400, Atlanta, Georgia	30339-3314
(Address of principal executive offices)	(Zip Code)

(770) 951-6450

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Gentiva Health Services, Inc. (the “Company”) held a Special Meeting of Shareholders on January 22, 2015 (the “Special Meeting”). The following is a summary of the final voting results for each matter presented to shareholders at such Special Meeting:

Proposal No. 1 – Agreement and Plan of Merger

The proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 9, 2014, as it may be amended from time to time, among the Company, Kindred Healthcare, Inc. and Kindred Healthcare Development 2, Inc. was approved by votes as follows:

For	Against	Abstain	Broker Non-Votes
31,107,748	29,688	111,190	0

Proposal No. 2 – Advisory (Non-Binding) Vote on Certain Compensation Arrangements of Named Executive Officers

The proposal to approve, by advisory (non-binding) vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger was approved by votes as follows:

For	Against	Abstain	Broker Non-Votes
28,025,464	2,744,904	478,258	0

Proposal No. 3 – Adjournment of Special Meeting

The proposal for adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to adopt the Merger Agreement was approved by votes as follows:

For	Against	Abstain	Broker Non-Votes
29,589,593	1,549,505	109,528	0

Item 8.01	Other Events.

On January 22, 2015, the Company issued a press release announcing the results of the Special Meeting, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated January 22, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTIVA HEALTH SERVICES, INC.

/s/ John N. Camperlengo
John N. Camperlengo Senior Vice President, General Counsel and Secretary

Date: January 22, 2015

EXHIBITS INDEX

Exhibit No.	Description
99.1	Press Release, dated January 22, 2015